EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

H&H ARIZONA INC.,

NEXT GENERATION HOLDINGS TRUST

[THE SHAREHOLDER OF H&H ARIZONA INC.],

 DK SINOPHARMA, INC.

 AND

SHAWN ERICKSON

[THE CONTROLLING STOCKHOLDER OF DK SINOPHARMA, INC.]

dated as of May 20, 2013

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of May 20, 2013 (this “Agreement”) by and among H&H Arizona Inc., a Antigua and Barbuda corporation (“H&H Arizona”), the entities/individuals listed on Exhibit A attached hereto (collectively, the “H&H Arizona Shareholder”), DK Sinopharma, Inc., a Nevada Corporation (“DKSP”), and Shawn Erickson (the “DKSP Controlling Stockholder”).

WHEREAS, the H&H Arizona Shareholder owns 100% of the issued and outstanding capital stock of H&H Arizona, such capital stock being hereinafter referred to as the “H&H Arizona Shares”; and

WHEREAS, (i) H&H Arizona and the H&H Arizona Shareholder believe it is in their respective best interests for the H&H Arizona Shareholder to exchange all of the H&H Arizona Shares for 50,000,000 newly-issued shares (the “DKSP Shares”) of common stock, $.001 par value per share, of DKSP (“Common Stock”), and (ii) DKSP believes it is in its best interest to acquire the H&H Arizona Shares in exchange for the DKSP Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) DKSP shall acquire 100% of the H&H Arizona Shares in exchange solely for the number of DKSP Shares set forth herein; (ii) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, immediately prior to the Share Exchange, not more than 13,300,001 shares of Common Stock of DKSP shall be issued and outstanding; and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

     EXCHANGE OF H&H ARIZONA SHARES FOR DKSP SHARES

           Section 1.1                      Agreement to Exchange H&H Arizona Shares for DKSP Shares.  On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the H&H Arizona Shareholder shall assign, transfer, convey and deliver the H&H Arizona Shares to DKSP, and in consideration and exchange therefor DKSP shall assign, transfer, convey and deliver the DKSP Shares to the H&H Arizona Shareholder. At the Closing, the DKSP Shares to be issued to the H&H Arizona Shareholder in exchange for the H&H Arizona Shares shall be issued to the respective H&H Arizona Shareholder in proportion to their respective ownership of the H&H Arizona Shares as described in Exhibit A hereto.

Section 1.2                       Capitalization at the Closing.  On the Closing Date, immediately before the consummation of the Share Exchange,  DKSP shall have as authorized capital stock a total of 75,000,000 shares of Common Stock, $.001 par value per share, of which not more than 13,300,001 shares of Common Stock shall be issued and outstanding.

Section 1.3                        Closing and Actions at Closing.

          a.  The closing of the Share Exchange (the "Closing") shall take place at 5:00 p.m. E.S.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of H&H Arizona Inc., Hodges Bay Road, Hodges Bay, St. Johns, Antigua and Barbuda, West Indies.

          b.  At the Closing: (i) H&H Arizona Shareholder shall deliver to DKSP the stock certificates representing one hundred percent (100%) of the H&H Arizona Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank; (ii) in full consideration and exchange for the H&H Arizona Shares, DKSP shall issue and deliver to the H&H Arizona Shareholder stock certificates representing all of the DKSP Shares in proportion to their respective ownership of the DKSP Shares as described in Exhibit A hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DKSP AND THE DKSP CONTROLLING STOCKHOLDER

           Each of DKSP and the DKSP Controlling Stockholder (where specifically included) hereby, severally and not jointly, represents, warrants and agrees that all of the statements in the following subsections of this Section 2 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1                     Disclosure Schedules

The disclosure schedule attached hereto as Schedule 2.1 through 2.18 (the “DKSP Disclosure Schedules”) are divided into sections that correspond to the sections of this Section 2. The DKSP Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 2. For purposes of this Section 2, any statement, facts, representations, or admissions contained in the public filings made by DKSP with the United States Securities and Exchange Commission (the “SEC”), are deemed to be included in the DKSP Disclosure Schedules and all such information is deemed to be fully disclosed to H&H Arizona and the H&H Arizona Shareholder.

Section 2.2                     Corporate Organization

                      a.           DKSP is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by DKSP or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of DKSP;

                      b.           Copies of the Articles of Incorporation and By-laws of DKSP  with all amendments thereto to the date hereof (the “DKSP Charter Documents”), have been furnished to the H&H Arizona Shareholder and to H&H Arizona , and such copies are accurate and complete as of the date hereof.   The minute books of DKSP are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of DKSP from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of DKSP.  DKSP is not in violation of any of the provisions of the DKSP Charter Documents.

Section 2.3                     Capitalization of DKSP.

a.    On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of DKSP consisted of 75,000,000 shares of Common Stock, of which not more than 13,300,001 shares of Common Stock shall be issued and outstanding.  Immediately following the Share Exchange, the H&H Arizona Shareholder will own 79% of the total combined voting power of all classes of DKSP stock entitled to vote on a fully diluted basis.

                    b.       The issuance of the DKSP Shares will be in accordance with the provisions of this Agreement.  On the Closing Date all of the issued and outstanding shares of Common Stock of DKSP Shares and all of the DKSP Shares to be issued pursuant to this Agreement will have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws, and will have been issued free of preemptive rights of any security holder.   As of the date of this Agreement there are, and as of the Closing Date there will be, no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of DKSP’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to DKSP or any Common Stock, or any voting trusts, proxies or other agreements or understandings with respect to the voting of DKSP’s capital stock as of the Closing Date, except with respect to the securities to be issued pursuant to this Agreement.  There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which DKSP is a party or by which it is bound with respect to any equity security of any class of DKSP.

Section 2.4                    Subsidiaries and Equity Investments.  DKSP does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of DKSP.  For purposes of this Agreement, a “Subsidiary” of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 2.5                    Authorization and Validity of Agreements.    Each of DKSP and the DKSP Controlling Stockholder has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by DKSP and the DKSP Controlling Stockholder, and the consummation by DKSP of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of DKSP and the DKSP Controlling Stockholder, and no other corporate proceedings on the part of DKSP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of DKSP and the DKSP Controlling Stockholder, and is enforceable in accordance with its terms.  DKSP does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it  to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the DKSP Shares.

Section 2.6                     No Conflict or Violation.  Neither the execution and delivery of this Agreement by DKSP, nor the consummation by DKSP of the transactions contemplated hereby will: (i) violate any provision of the DKSP Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which DKSP is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which DKSP is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of DKSP’s assets, including without limitation the DKSP Shares.

            Section 2.7                       Material Agreements.  Except as set forth on Schedule 2.7 attached hereto, DKSP is not a party to or bound by any contracts, including, but not limited to, any:

a.	employment, advisory or consulting contract;

b.	plan providing for employee benefits of any nature;

c.	lease with respect to any property or equipment;

d.	contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e.	contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.

agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

           Neither the DKSP Controlling Stockholder nor any of its affiliates is a party to any side agreements relating to the Share Exchange.

 Section 2.8                   Litigation.  There is no action, suit, proceeding or investigation (“Action”) pending or, to the best knowledge of DKSP or the DKSP Controlling Stockholder, currently threatened against DKSP or any of its Subsidiaries or any of their respective affiliates, that may affect the validity of this Agreement or the right of DKSP to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.  There is no Action pending or, to the best knowledge of DKSP or the DKSP Controlling Stockholder, currently threatened against DKSP or any of its Subsidiaries or any of their respective affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against DKSP or any of its Subsidiaries or any of their respective affiliates.  Neither DKSP nor any of its Subsidiaries or any of their respective affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by DKSP or any of its Subsidiaries or any of their respective affiliates relating to DKSP currently pending or which DKSP or any of its Subsidiaries or any of their respective affiliates intends to initiate.

Section 2.9                    Compliance with Laws.   DKSP, each of its Subsidiaries, and each of their respective affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state.  DKSP is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended.

            Section 2.10                     Financial Statements; SEC Filings. DKSP’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of DKSP as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements or as disclosed in Schedule 2.10, DKSP has no material liabilities (contingent or otherwise). DKSP is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  DKSP maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

            Section 2.11                    Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of DKSP and any Subsidiary of DKSP have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of DKSP and each such Subsidiary.

Section 2.12                  Employee Benefit Plans.  DKSP does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.13                   Tax Returns, Payments and Elections.  Each of DKSP and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below).  All such Tax

Returns are accurate, complete and correct in all material respects, and each of DKSP and its Subsidiaries has timely paid all Taxes due.  Each of DKSP and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.  For purposes of this Agreement, the following terms have the following meanings:  “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.14                  Absence of Undisclosed Liabilities.  As of the Closing Date, DKSP will have no liabilities of any kind whatsoever.  DKSP is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.15                   No Broker Fees.  No brokers, finders or financial advisory fees or commissions will be payable by or to DKSP or the DKSP Controlling Stockholder of any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.16                  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by DKSP to arise, between DKSP and any accountants and/or lawyers formerly or presently employed by DKSP.  DKSP is current with respect to fees owed to its accountants and lawyers.

Section 2.17                  Disclosure.  This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of DKSP in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.18                   Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by DKSP and the DKSP Controlling Stockholder at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four months after the date of the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF H&H ARIZONA AND THE H&H ARIZONA SHAREHOLDER

           H&H Arizona and the H&H Arizona Shareholder hereby represent, warrant and agree that all of the statements in the following subsections of this Section 3 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date.  The disclosure schedule attached hereto as Schedule 3.1 through 3.25 (the “H&H Arizona Disclosure Schedules”) are divided into sections that correspond to the sections of this Section 3.  The H&H Arizona Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 3.

Section 3.1                        Corporate Organization.    H&H Arizona is organized as a Antigua and Barbuda corporation and is validly existing and in good standing under the laws of Antigua and Barbuda; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.  H&H Arizona is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of H&H Arizona.  H&H Arizona has delivered to DKSP and the DKSP Controlling Stockholder complete and correct copies of the following documents (referred to herein as the "H&H Arizona Charter Documents"): (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) any other document performing a similar function to the documents specified in clauses (a) or (b) adopted or filed in connection with the creation, formation or organization of a Person (as defined elsewhere in this Agreement); and (c) any and all amendments to any of the foregoing.  H&H Arizona is not in violation of any of the provisions of the H&H Arizona Charter Documents.  The minute books or the equivalent of H&H Arizona contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and stockholders ("Corporate Records"), from the time of its organization until the date hereof.  The stock ledgers and other ownership records of the shares of all of H&H Arizona’s common stock (the “H&H Arizona Share Records”) are true, complete and accurate records of the ownership of the shares of such capital stock as of the date thereof and contain all issuances and transfers of such shares since the time of organization of H&H Arizona.

            Section 3.2                      Capitalization of H&H Arizona; Title to the H&H Arizona Shares.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, H&H Arizona shall have authorized capital consisting of 1,000,000 shares of common stock, no par value, 1,000 shares of which, constituting all of the H&H Arizona Shares, will be issued and outstanding.  All of the H&H Arizona Shares are owned of record by the H&H Arizona Shareholder.  The H&H Arizona Shares are the sole outstanding shares of common stock of H&H Arizona and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of common stock or any un-issued or treasury shares of common stock of H&H Arizona.

 Section 3.3                   Subsidiaries and Equity Investments.

a. Each Subsidiary and affiliated company of H&H Arizona is set forth on Schedule 3.3(a).

b.           Except as set forth on Schedule 3.3(a), H&H Arizona does not, directly or indirectly, own any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule 3.3(a) sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by H&H Arizona.  Each entity listed on Schedule 3.3(a) is duly organized and validly existing and, except as set forth on Schedule 3.3(a), is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

 Section 3.4                  Authorization and Validity of Agreements.  H&H Arizona has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the H&H Arizona Shareholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement constitutes the valid and legally binding obligation of H&H Arizona and the H&H Arizona Shareholder and is enforceable in accordance with its terms against each of them.  Neither H&H Arizona nor the H&H Arizona Shareholder need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the H&H Arizona Shares.  The execution and delivery of this Agreement by H&H Arizona and the H&H Arizona Shareholder, and the consummation by H&H Arizona and by the H&H Arizona Shareholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of H&H Arizona and the H&H Arizona Shareholder, and no other corporate proceedings on the part of H&H Arizona or other actions on the part of the H&H Arizona Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5                     No Conflict or Violation.  Neither the execution and delivery of this Agreement by H&H Arizona or the H&H Arizona Shareholder, nor the consummation by H&H Arizona and/or the H&H Arizona Shareholder of the transactions contemplated hereby will: (i) violate any provision of the H&H Arizona Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which H&H Arizona and/or the H&H Arizona Shareholder are subject,  (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which H&H Arizona and/or the H&H Arizona Shareholder is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of H&H Arizona’s or any of the H&H Arizona Shareholder’ assets, including without limitation the H&H Arizona Shares.

           Section 3.6                      Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on H&H Arizona, the business and operations of H&H Arizona have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as would not have a Material Adverse Effect on H&H Arizona, H&H Arizona is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the H&H Arizona Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which H&H Arizona is a party or by which any of H&H Arizona’s properties, assets or rights are bound or affected.  To the knowledge of H&H Arizona, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which H&H Arizona is a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  H&H Arizona is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of H&H Arizona, any event or circumstance relating to H&H Arizona that materially and adversely affects in any way their business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.  “Material Adverse Effect” means, when used with respect to H&H Arizona, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of H&H Arizona, in each case taken as a whole, or (b) materially impair the ability of H&H Arizona to perform its obligations under this

Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which H&H Arizona operates.

Section 3.7                      Brokers’ Fees. None of the H&H Arizona Shareholder nor H&H Arizona has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than to that listed under Schedule 3.7.

           Section 3.8                      Investment Representations.

a.           The DKSP Shares will be acquired hereunder solely for the account of H&H Arizona Shareholder for investment, and not with a view to the resale or distribution thereof.  Each of the H&H Arizona Shareholder understands and is able to bear any economic risks associated with acquiring the DKSP Shares. Each of the H&H Arizona Shareholder have had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the mutual DKSP Shares.

           b.           No offer to enter into this Agreement has been made by DKSP to any of the H&H Arizona Shareholder in the United States.  None of the H&H Arizona Shareholder or any of their respective affiliates or any person acting on their behalf or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the DKSP Shares, including, but not limited to, effecting any sale or short sale of securities, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”).  To the best knowledge of each of the H&H Arizona Shareholder this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the DKSP Shares are being acquired for investment purposes by each of the H&H Arizona Shareholder.  Each of the H&H Arizona Shareholder agree that all offers and sales of the DKSP Shares from the date hereof and through the expiration of any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons (within the meaning of Regulation S) or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act.   None of the H&H Arizona Shareholder or any of their representatives has conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and neither of them nor any of their respective representatives will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.9                    Ownership of Shares.  Each H&H Arizona Shareholder is both the record and beneficial owner of the H&H Arizona Shares set forth opposite such H&H Arizona Shareholder's name on Schedule 3.9 hereto. Each H&H Arizona Shareholder is not the record or beneficial owner of any other H&H Arizona Shares.  The information set forth on Schedule 3.9 with respect to each H&H Arizona Shareholder is accurate and complete.   Each H&H Arizona Shareholder has and shall transfer at the Closing, good and marketable title to the H&H Arizona Shares shown as owned of record by such H&H Arizona Shareholder on Schedule 3.9 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”).

           Section 3.10                  Pre-emptive Rights.  At Closing, no H&H Arizona Shareholder has any pre-emptive rights or any other rights to acquire any H&H Arizona Shares that have not been waived or exercised.

Section 3.11                  Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of H&H Arizona or any of the H&H Arizona Shareholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.12                   Title to and Condition of Properties.  H&H Arizona owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of H&H Arizona as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on H&H Arizona.  The material buildings, plants, machinery and equipment necessary for the conduct of the business of H&H Arizona as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.13                   Absence of Undisclosed Liabilities.  Except as set forth on Schedule 3.13, H&H Arizona and the H&H Arizona Subsidiaries have no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to H&H Arizona) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on H&H Arizona’s unaudited consolidated financial statements for the fiscal years ended June 30, 2011 and 2012.  All debts, obligations or liabilities with respect to directors and officers of H&H Arizona will be cancelled prior to the Closing.  H&H Arizona has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business since June 30, 2012.

Section 3.14               Changes.  H&H Arizona has not, since June 30, 2012:

a. Ordinary Course of Business.  Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

b. Adverse Changes.  Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c. Loans.  Made any loans or advances to any Person (for purposes of this Agreement, “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d. Liens.  Created or permitted to exist any Lien on any material property or asset of H&H Arizona, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (“Permitted Liens”);

e. Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their capital stock or any other of their securities or any equity security of any class of H&H Arizona, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

f. Dividends.  Declared, set aside, made or paid any dividend or other distribution to any of their stockholders;

g. Material DK Contracts.  Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of H&H Arizona, of the type and nature that is required to be filed with the SEC (each a “Material DK Contract”), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.14(g);

h. Claims.  Released, waived or cancelled any claims or rights relating to or affecting H&H Arizona in excess of US $10,000 in the aggregate or instituted or settled any Action involving in excess of US $10,000 in the aggregate;

i. Discharged Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j. Indebtedness.  Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

k. Guarantees.  Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

l. Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m. Accounting.  Changed their method of accounting or the accounting principles or practices utilized in the preparation of their financial statements, other than as required by U.S. GAAP;

n. Agreements.  Except as set forth on Schedule 3.14(n), entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

           Section 3.15                     Material DK Contracts.  H&H Arizona has made available to DKSP and the DKSP Controlling Stockholder, prior to the date of this Agreement, true, correct and complete copies of each written Material DK Contract, including each amendment, supplement and modification thereto.

a.           No Defaults.  Each Material DK Contract is a valid and binding agreement of H&H Arizona and are in full force and effect.  Except as would not have a Material Adverse Effect, H&H Arizona is not in breach or default of any Material DK Contract to which they are a party and, to the knowledge of H&H Arizona, no other party to any Material DK Contract is in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material DK Contract or (b) permit H&H Arizona or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material DK Contract.  H&H Arizona has not received notice of the pending or threatened cancellation, revocation or termination of any Material DK Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material DK Contract.

Section 3.16                    Material Assets.  The financial statements of H&H Arizona reflect the material properties and assets (real and personal) owned or leased by H&H Arizona.

Section 3.17                   Litigation; Orders.  There are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of H&H Arizona, threatened against or affecting any of H&H Arizona or any  of H&H Arizona’s properties, assets, business or employees.  To the knowledge of H&H Arizona, there are no facts that might result in or form the basis for any such Action and H&H Arizona is not subject to any Orders.

Section 3.18                  Licenses.  Except as would not have a Material Adverse Effect, H&H Arizona possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for any of H&H Arizona and the H&H Arizona Subsidiaries to engage in their business as currently conducted and to permit H&H Arizona to own and use their properties and assets in the manner in which they currently own and use such properties and assets (collectively, “H&H Arizona Permits”).  H&H Arizona has not received notice from any Governmental Authority or other Person that there are lacking any license, permit, authorization, approval, franchise or right necessary for H&H Arizona to engage in its business as currently conducted and to permit H&H Arizona to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, H&H Arizona Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any H&H Arizona Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any H&H Arizona Permit.  H&H Arizona has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any H&H Arizona Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any H&H Arizona Permit.  All applications required to have been filed for the renewal of such H&H Arizona Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such H&H Arizona Permits have been duly made on a timely basis with the appropriate Persons.  All H&H Arizona Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.19                   Interested Party Transactions.  Except as disclosed on Schedule 3.19, no officer, director or stockholder of any of H&H Arizona or any affiliate or “associate” (as such term are defined in Rule 405 of the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by H&H Arizona, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish H&H Arizona any goods or services; or (2) a beneficial interest in any contract or agreement to which H&H Arizona is a party or by which they may be bound or affected.

Section 3.20                  Governmental Inquiries.  H&H Arizona has provided to DKSP a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by H&H Arizona from any Governmental Authority, and H&H Arizona’s response thereto, and each material written statement, report or other document filed by H&H Arizona with any Governmental Authority.

Section 3.21                   Intellectual Property.  Except as set forth on Schedule 3.21 hereto, H&H Arizona does not own, use or license any Intellectual Property in their business as presently conducted.  For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 3.22                   Stock Option Plans; Employee Benefits.

a. Except as set forth on Schedule 3.22(a) hereto, H&H Arizona has no stock option plans providing for the grant by H&H Arizona of stock options to directors, officers or employees.

b. Except as set forth on Schedule 3.22(b) hereto, H&H Arizona has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided H&H Arizona.

c. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of H&H Arizona, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from H&H Arizona, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of H&H Arizona provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of H&H Arizona.

Section 3.23                   Environmental and Safety Matters.  Except as set forth on Schedule 3.23 and except as would not have a Material Adverse Effect:

H&H Arizona has at all time been and are in compliance with all Environmental Laws (as defined below) applicable to H&H Arizona.

d. There are no Actions pending or threatened against H&H Arizona alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to H&H Arizona or alleging that H&H Arizona is a potentially responsible party for any environmental site contamination.

e. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third

Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to H&H Arizona.

Section 3.24                  Board Recommendation.  The Board of Directors of H&H Arizona, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the H&H Arizona Shareholder and has duly authorized this Agreement and the transactions contemplated by this Agreement.

Section 3.25                   Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by H&H Arizona and the H&H Arizona Shareholder at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four (24) months after the date of the Closing.

ARTICLE IV

COVENANTS

Section 4.1                     Certain Changes and Conduct of Business.

                      a.           From and after the date of this Agreement and until the Closing Date, DKSP shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of DKSP contained herein.

                       b.          From and after the date of this Agreement, H&H Arizona and each of its Subsidiaries will:

i.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

ii.	file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii. continue to conduct its business in the ordinary course consistent with past practices;

iv. keep its books of account, records and files in the ordinary course and in accordance with existing practices; and v. continue to maintain existing business relationships with suppliers.

                        c.         From and after the date of this Agreement, none of the H&H Arizona Shareholder  will sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the H&H Arizona Shares except as provided by this Agreement.

Section 4.2                    Access to Properties and Records.  H&H Arizona shall afford to DKSP’s accountants, counsel and authorized representatives, and DKSP shall afford to H&H Arizona’ accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3                     Negotiations.  From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement, nor any of its officers or directors (subject to such director's fiduciary duties), nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party.  A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 4.4                    Consents and Approvals.  The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5                     Public Announcement.  Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF H&H ARIZONA AND THE H&H ARIZONA SHAREHOLDER

The obligations of H&H Arizona and the H&H Arizona Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by H&H Arizona and the H&H Arizona Shareholder at their sole discretion:

Section 5.1                     Representations and Warranties of DKSP and the DKSP Controlling Stockholder.   All representations and warranties made by DKSP and the DKSP Controlling Stockholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by DKSP and the DKSP Controlling Stockholder on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a DKSP Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2                     Agreements and Covenants. Each of DKSP and the DKSP Controlling Stockholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3                     Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4                    No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DKSP shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5                    Debt Cancellation.  On or prior to Closing, DKSP shall deliver to H&H Arizona such pay-off letters and releases relating to liabilities of DKSP as H&H Arizona shall request, in form and substance satisfactory to H&H Arizona.

Section 5.6                    Certificate of Good Standing.  On or prior to Closing, DKSP shall deliver a certificate of good standing of DKSP dated within five (5) business days of Closing issued by the Secretary of State of Nevada.

Section 5.7                   Other Closing Documents.  Each of the H&H Arizona Shareholder shall have received such certificates, instruments and documents in confirmation of the representations and warranties of DKSP and the DKSP Controlling Shareholder, DKSP’s and the DKSP Controlling Shareholder’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the H&H Arizona Shareholder and/or their respective counsel may reasonably request.

Section 5.8                  Appointment of New Directors.  At the Closing, (i) Shawn Erickson shall resign as sole director of DKSP, and (ii) Grant Johnson shall be appointed director of DKSP and shall constitute the entire board of DKSP.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF DKSP

The obligations of DKSP to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by DKSP in its sole discretion:

Section 6.1                     Representations and Warranties of H&H Arizona and the H&H Arizona Shareholder.  All representations and warranties made by H&H Arizona and the H&H Arizona Shareholder in this Agreement shall be true and correct on and as of the Closing Date as if again made by H&H Arizona and the H&H Arizona Shareholder, as applicable, on and as of such date.

Section 6.2                     Agreements and Covenants.  Each of H&H Arizona and the H&H Arizona Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3                     Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4                     No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of H&H Arizona, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5                    Other Closing Documents.  DKSP shall have received such certificates, instruments and documents in confirmation of the representations and warranties of H&H Arizona and the H&H Arizona Shareholder, the performance of H&H Arizona and the H&H Arizona Shareholder’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as DKSP or its counsel may reasonably request.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1

Consistency in Reporting.  Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 7.2                     Name Change.  DKSP will use its best commercially reasonable efforts to effect a corporate name change after the Closing.

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.1                     Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of the H&H Arizona Shareholder and DKSP;

b. By DKSP, on a material breach on the part of H&H Arizona or the H&H Arizona Shareholder of any representation, warranty, covenant or agreement set  forth in this Agreement, or if any representation or warranty of H&H Arizona or any of the H&H Arizona Shareholder shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "H&H Arizona Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by H&H Arizona and the H&H Arizona Shareholder of a written notice from DKSP setting forth in detail the nature of such H&H Arizona Breach;

c. By the H&H Arizona Shareholder, upon a material breach on the part of DKSP of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of DKSP shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "DKSP Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by DKSP of a written

d. notice from H&H Arizona Shareholder  setting forth in detail the nature of such DKSP Breach;

e. By either DKSP or the H&H Arizona Shareholder, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either the H&H Arizona Shareholder or DKSP if the Closing shall not have been consummated as a result of H&H Arizona or DKSP having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date; or

f. By either H&H Arizona Shareholder or DKSP if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 8.2                     Procedure Upon Termination.  In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action.  If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE IX

MISCELLANEOUS PROVISIONS

            Section 9.1                      Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the twenty-four (24) month anniversary of the Closing Date (the “Survival Period”), subject to Sections 2.18 and 3.25.  In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

           Section 9.2                       Indemnification.

a. Indemnification Obligations in favor of the Executive Officers, Directors, Employees and Controlling Stockholders of DKSP.  Notwithstanding the limitation set forth in Section 9.1 and subject to the limitation set forth in this Section 9.2, from and after the Closing Date until the expiration of the twenty-four-month anniversary of the Closing Date, H&H Arizona and the H&H Arizona Shareholder shall reimburse and hold harmless the DKSP’s executive officers, directors, employees in office immediately prior to the Closing and DKSP Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “DKSP Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any DKSP Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any DKSP Indemnified Party, which arises or results from a third-party claim brought against a DKSP Indemnified Party to the extent based on (i) a breach of the representations and warranties with respect to the business, operations or assets of H&H Arizona, (ii) the actions or omissions of any officer, director, shareholder, employee, or agent of H&H Arizona after the Closing, or (iii) any actions or omissions or any DKSP Indemnified Party taken in furtherance of the transactions contemplated by this Agreement.

                      b.           Indemnification in favor of H&H Arizona and the H&H Arizona Shareholder.  Notwithstanding the limitation set forth in Section 9.1 and subject to the limitation set forth in this Section 9.2, from and after the Closing Date until the expiration of the twenty-four-month anniversary of the Closing Date, the DKSP Controlling Stockholder shall reimburse and hold harmless H&H Arizona, the H&H Arizona Shareholder, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning  of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “DK Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by DKSP or the DKSP Controlling Stockholder in this Agreement, and in any certificate delivered by DKSP or the DKSP Controlling Stockholder pursuant to this Agreement, (ii) any breach by DKSP or the DKSP Controlling Stockholder of any covenant, obligation or other agreement made by DKSP or the DKSP Controlling Stockholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by DKSP or the DKSP Controlling Stockholder since the date of inception of DKSP through and including the Closing Date.

Section 9.3                      Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.4                      Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.5                      Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.6                      Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to H&H Arizona, to:

H&H Arizona Inc.

Hodges Bay Drive, Hodges Bay

St. Johns, Antigua and Barbuda

West Indies

Fax No.: 1-268-460-8982

86-029-8221-4688

If to DKSP or the DKSP Controlling Stockholder, to:

DK Sinopharma, Inc.

112 North Curry Street

Carson City, Nevada 89703

Fax No.: 1-775-882-1013

with copies, which shall not constitute notice, to:

W.L. Macdonald Law Corporation

1210 - 777 Hornby Street

Vancouver, BC, Canada, V6Z 1S4

Attention: William L. Macdonald

Fax No.:  (604) 681-4760

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

Section 9.7                     Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.8                     Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.9                     Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.10                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.11                  Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada and/or the United States District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

                Section 9.12                    Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13                   Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

               Section 9.14                     Amendments and Waivers.  Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

H&H Arizona Inc.

By:/s/ Grant Johnson

Grant Johnson, President

H&H Arizona Inc. Sole Shareholder Next Generation Holdings Trust

By:/s/ Grant Johnson

Grant Johnson, Trustee

DK Sinopharma, Inc.

By:/s/ Shawn Erickson

Shawn Erickson, President

DK Sinopharma, Inc. Controlling Shareholder Shawn Erickson

By:/s/ Shawn Erickson

Shawn Erickson

EXHIBIT A

List of H&H Arizona Shareholders

Name

Number of H&H Arizona Shares Exchanged

Number of DKSP Shares Received

Next Generation Holdings Trust

1,000

50,000,000

Total

1,000

50,000,000